SEVERANCE AGREEMENT AND RELEASE
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         THIS SEVERANCE AGREEMENT and RELEASE ("Agreement") is entered into between Theodore Kall ("the Executive') and Foamex International Inc., Foamex L.P., Foamex Carpet Cushion L.L.C. and all other affiliates and subsidiaries of Foamex International Inc. (collectively "Foamex"). The Executive and Foamex are entering into this Agreement because the Executive's employment with Foamex is terminating and the parties (a) wish to define the terms of the Executive's separation from employment, and (b) wish to amicably resolve any and all claims and disputes which have been (or could have been) asserted by the Executive against Foamex. The Executive and Foamex agree that termination of the Executive's employment is for legitimate business reasons. This Agreement will supercede any previous Agreements between the parties, except as otherwise set forth in this Agreement.

Specific terms and conditions:

     1 Termination of Employment. The Executive's last day of work shall be November 8, 2002, which shall be defined as the "Termination Date".

     2 Severance Payment.
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Executive shall receive a sum of Four Hundred Thousand Dollars ($400,000), to be
paid in equal amounts in accordance with Foamex's normal payroll practices, minus withholding for federal, state, and local taxes, for a period of one year, from November 9, 2002 through November 8, 2003.

     3 Supplemental Benefits. For a twelve (12) month period beginning on the Termination Date, the Executive also will receive continued medical and dental coverage consistent with that available to Foamex employees which he would be otherwise entitled under COBRA. The Executive will be required only to make the normal employee contribution to medical benefits on a monthly basis during this period. Thereafter, the Executive will be eligible to continue medical and dental coverage pursuant to COBRA at his own expense for a period of 18 months. All other benefits will terminate on the Termination Date.

     4 Stock Options. Subject to separate approval of this provision concerning stock options by the Compensation and Organization Committee of the Foamex Board of Directors, Foamex shall allow Executive to exercise his stock options in Foamex, including but not limited to those stock options under the parties' Nonqualified Stock Option Agreement, that are vested as of the date that this Agreement is executed, at any time from the date of this Agreement through ninety (90) days after the last payment is made to Employee pursuant to Section 1.1(c) of this Agreement, notwithstanding any terms to the contrary under the Nonqualified Stock Option Agreement.



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     5 Non-Competition. For a period of one year beginning on the Termination
Date, the Executive shall not for any reason, either directly or indirectly, participate, engage, or have a financial interest in a "Competing Business" as an owner, employee, agent, consultant, proprietor, shareholder, partner, advisor, Board of Director, or otherwise; in the states (and/or commonwealth) where Foamex operates or has an existing customer base. For purposes of this Agreement, a Competing Business is defined as any individual, corporation, partnership, entity, and/ or other form of business which manufactures, sells and/ or otherwise distributes products identical or similar to those manufactured, sold and/or otherwise distributed by Foamex during the Executive's tenure with Foamex. Nothing in this paragraph shall preclude the Executive from participating in the Carpet Cushion Council, providing services to businesses commonly known as "Pro-Source" or "Coverall", provided the Executive's involvement with these business entities shall have no material negative effect on Foamex's operations. In addition, in order to compete in a competing business, not otherwise referenced in this paragraph, the Executive may submit to the Chief Executive Officer of Foamex reasonable requests to waive some or all of the provisions of this section 5. Consent to such a request for waiver will not be unreasonably withheld provided that the Executive's participation in a Competing Business shall be deemed to have, and shall continue to have during the executives involvement, no adverse effect on Foamex's business. In the event that a waiver is granted, and Executive's involvement in a Competing Business, is found to have an adverse effect on Foamex's business Foamex shall have the right to withdraw such waiver and enforce the applicable terms and conditions of this Section 5.

     6 No Solicitation. For a period of one year beginning on the Termination Date, the Executive agrees that he will not directly or indirect solicit or encourage Foamex employees to terminate their employment with Foamex, and/or to become employed by or work with the Executive or any third party. During this period the Executive also agrees that he will not interfere in any way with Foamex's business relationships with its customers, suppliers, vendors, representatives, agents and/or employees

     7 Acknowledgment of Non-Competition and No Solicitation Provisions. The Executive expressly acknowledges and agrees that (a) he understands the scope and meaning of the restrictions set forth in sections 5 and 6 of this Agreement,
(b) agrees that they are necessary and reasonable to protect Foamex's legitimate interests, (c) agrees that he has been well compensated though this Agreement for agreeing to these restrictions, (d) agrees that these restrictions will not prevent him from engaging in gainful and meaningful employment during their one year term.

     8 Confidential Corporate Information. The Executive will maintain the confidentiality of Foamex's Confidential Corporate Information. "Confidential Corporate Information" as used in this Agreement means: (i) confidential, proprietary, commercially-sensitive, or otherwise secret information, knowledge, data analyses, or reports concerning the Company's businesses, legal affairs, products, services, methods, customers, customer-related information, budgets, finance, financial reports and financial projections, data and programs,


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computer software and management information systems, marketing strategies and forecasts, personnel, prices, costs, business plans, purchasing, research and development, data processing, engineering, inventions, improvements, discoveries, innovations, and ideas, whether potentially subject to a patent or not; (ii) nonpublic information about mergers, acquisitions, securities offerings, or other transactions involving Foamex; (iii) information bearing the legend or conspicuously marked as "Confidential" or "Proprietary," or language of like import; and (iv) all other information that a reasonable employee would regard as confidential, proprietary, commercially-sensitive or secret. Confidential Corporate Information also includes such information for subsidiaries or other affiliates of Foamex. Confidential Corporate Information may be in a tangible or intangible form, and communicated visually, orally, in writing, or electronically. Confidential Corporate Information does not include information that is, or becomes, available to the public generally.

     9 General Release. In consideration for the severance payments and paid by Foamex as set forth above, and other good and valuable consideration set forth herein, the Executive hereby releases Foamex, its shareholders, directors, officers, employees, agents, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses, and from any claims of any nature whatsoever, except for vested pension benefits under Employment Retirement Income Security Act ("ERISA"), known or unknown, which the Executive now has, claims to have, own, hold or which the Executive at any time heretofore had, held, or claims to have, including without limitation, claims for: wrongful discharge; breach of covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; breach of contract or implied contract; negligence; misrepresentation; fraud; detrimental reliance; promissory estoppel; defamation; invasion of privacy; sexual harassment; breach of laws governing safety in the workplace; discrimination on the basis of sex, race, color, religion, age, national origin, status as a handicapped of disabled person or status of a non-citizen; any and all claims under the Age Discrimination in Employment Act ("ADEA"); any and all claims under Title VII of the Civil Rights Act of 1964; any and all claims under the Americans with Disabilities Act; any and all claims under state or local laws which prohibit improper discrimination; and any and all claims for benefits under the ERISA, except for all claims for vested pension benefits under ERISA.

     10 No Right to Re-employment. The Executive hereby agrees and recognizes that his employment relationship with Foamex or its affiliates is being permanently and irrevocably severed and that Foamex has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status. In the event that Foamex wishes to utilize the consulting services of Executive after the execution of this Agreement, Foamex agrees to pay Executive a consulting fee of one thousand dollars ($1,000) per day for services rendered, plus reasonable expenses incurred by Executive in the performance of the requested consulting services to Foamex.


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     11 Cooperative Conduct / Non Disparagement. The Executive hereby agrees, as part of the consideration for this Agreement, to cooperate with reasonable requests by Foamex, in good faith and in a continuing manner. In addition, both parties agree that they shall refrain from conduct or statements which may be construed as disparaging or harmful to the other party or in the case of Foamex to any of its present, past, or future Directors, Officers or Employees individually or collectively.

     12 Additional Covenants and Acknowledgments. The Executive further understands and agrees:

               a) that by signing this Agreement he is voluntarily making a full and final compromise and settlement of any and all claims, disputed or otherwise, arising out of his employment relationship with Foamex including claims under the Age Discrimination in Employment Act (ADEA) which he may have, and that this Agreement will preclude any further or additional claims arising out of said relationship, but will not preclude any claims which might arise after the Agreement is executed;

               b) that, in accordance with the federal law, the Executive has twenty-one (21) calendar days from the date this Agreement is received by him to consider and accept the Agreement by signing and returning it to Foamex, and if so accepted, another seven (7) calendar days to revoke that acceptance should he change his mind;

               c) that the Executive has the right to consult any attorney prior to signing this Agreement and has been encouraged to do so by Foamex;

               d) that Foamex and the Executive have agreed that the terms of the Agreement are and shall remain completely confidential, except that the parties may disclose the terms of this Agreement to legal counsel and tax advisors. In addition, Foamex may disclose the terms of this Agreement to those individuals whose services are required to authorize, implement, or enforce the terms of this Agreement. It is understood and agreed by the Executive and Foamex, that those to whom disclosure may be made under this provision, also must keep the terms of this Agreement confidential;

               e) that the Executive acknowledges that this Agreement is contractual and not a mere recital; and agrees that this Agreement shall be given full force and effect and that it shall be binding upon the Executive's heirs, executors, successors, administrators and assigns.
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     13 Rights Transferable to Executive's Estate. If the Executive should die during the term of this Agreement, the remaining unpaid portion of his severance payment (if any) and his vested and unvested stock options will be transferred and assignable to his estate, to the extent permissible by law and the terms of the plan.

     14 Parties Covered by Agreement. The provisions of this Agreement shall inure to the benefit of Foamex, its successors and assigns, and shall be binding upon Foamex and the Executive, and his heirs, personal representatives, and successors, including, without limitation, the Executive's estate and executors, administrators, or trustees of such estate. In the event of the sale, merger, or consolidation of Foamex with or into any other corporation or entity, or in the event substantially all of the assets of Foamex shall be transferred to another entity, the successor to such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation, or sale, assume the obligations of Foamex hereunder and shall be substituted for Foamex in all respects.

     15 Severability. The invalidity or unenforceability of any provision or part of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or part of any provision of this Agreement, which shall remain in full force and effect. In the event that any provision of this Agreement (or part thereof) is determined to be invalid or unenforceable for any reason, that provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent compatible with and possible under applicable law. . 16 Application of Agreement. Except for agreements between the Executive and Foamex concerning certain stock option grants listed in Schedule "A" to this Agreement, upon execution of this Agreement, the Executive's employment with Foamex and termination thereof shall be governed exclusively by this Severance Agreement and Release, and this Agreement shall supersede any and all previously existing agreements and understandings between the parties.

     17 Period for Acceptance of Agreement. The terms of this Agreement shall remain open for acceptance by the Executive at any time before and including twenty-one (21) calendar days from the date this Agreement is received by the Executive. Should the Executive decline to execute this Agreement it is understood that the terms contained and offered herein are withdrawn without prejudice to the rights of Foamex.

     18 Applicable Law. The Agreement shall be construed and enforced under and in accordance with the laws of the Commonwealth of Pennsylvania.


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     The Executive represents and certifies that he has carefully read and fully
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understands all of the provisions of this Agreement and that he is signing this
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Agreement voluntarily, of his own free will and without duress; and that Foamex,
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its agents, representatives or attorneys have made no representations concerning
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the terms or effects of this Agreement other than contained herein.
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         IN WITNESS THEREOF, the Executive has duly executed this Release and
Agreement on this day of _________, 2002.

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Executive                                   Date


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For Foamex International Inc.               Date
Foamex L.P., Foamex Carpet Cushion LLC and Subsidiaries


WITNESS: ______________________________________

         Tendered this ____ day of ____________, 19__, to ______________________

by __________________________________, Title _________________________________